                              CORILLIAN CORPORATION

                               RESELLER AGREEMENT


                  This Reseller Agreement ("Agreement") is entered into as of January 22, 2000 (the "Effective Date"), by and between CORILLIAN CORPORATION ("Corillian"), an Oregon corporation whose principal place of business is 3855 SW 153rd , Beaverton, Oregon 97005, and PARKERS' EDGE LTD ("Partner"), or Trustee Company (nominee) a New Zealand Company under the laws of New Zealand whose Australian place of business is at Level 2, 79 Albert Street, Auckland, NZ.

                                    RECITALS

                  A. Corillian develops, markets and implements software systems which facilitate the electronic transfer of financial data and funds.

                  B. Partner distributes and implements software systems in certain territories outside of the United States.

                  C. Corillian and Partner desire to set forth the terms and conditions under which Partner will license Corillian software for purposes of sublicensing and implementing the same to end users in the Territory as defined herein.

                  THEREFORE, the parties have entered into this Agreement on the terms and conditions set forth below.

                              TERMS AND CONDITIONS

         1.       SUBJECT OF LICENSE.

                  1.1 The following Corillian software (each separately a "Product") is the subject of this Agreement:

                           Voyager Transaction Platform
                           HTML Banking Application
                           HTML EBPP Application
                           OFX Application
                           Small Business Application
                           AD Manager Application
                           Control Center Application


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                  1.2      Corillian further agrees to offer to Partner, subject
to the same terms and conditions of this Agreement, software it develops and markets generally for commercial purposes subsequent to the execution of this Agreement.

                  The foregoing, together with any applications, scripts, templates or other software created by Corillian in the course of performing professional servicesfor Partner or any of its sublicensees and all related documentation, are collectively referred to as the "Products." Each of the foregoing is separately referred to as a "System." The features and functions of each System are described in the Product Schedule attached hereto as Exhibit 1.

                  1.3 Software which Corillian licenses from other parties and is incorporated into, or used with, the Products ("Third-Party Software") is also the subject of this Agreement.

         2.       GRANT OF LICENSE; LIMITATIONS.

                  2.1 Subject to the terms and conditions of this Agreement and effective only during the term of this Agreement, Corillian grants to Partner an exclusive and non-transferable license to sublicense and modify the Products, in object code form only, as such Products may be modified from time to time by Corillian, in the territory of the Australia and New Zealand(the "Exclusive Territory"). For purposes of defining the Exclusive Territory, any sublicense to a company headquartered in Australia or New Zealand but with Affiliates outside of Australia and New Zealand shall be considered a sublicense within the Exclusive Territory. The license granted herein includes the right to sublicense the Third-Party Software.

                           2.1.1 The license granted to Partner herein includes
the right to sublicense the Products under a Corillian Utility Pricing model. "Utility Pricing" shall mean an agreement in which the Products are leased for a set term, with payment made on a monthly basis.

                           2.1.2 The license granted to Partner herein includes
the right to sublicense the Products under a bureau services transaction fee pricing model. "Bureau Transaction Fee Pricing" shall mean an agreement in which the Products are hosted by the Partner or sublicenced by the Partner and charged on a per transaction basis for a set term, with payment made on a monthly basis. The Parties agree to negotiate in good faith to complete a bureau transaction fee based pricing model with thirty (30) days from execution of this Agreement.

                  2.2 Corillian agrees to negotiate in good faith with other Reseller's to secure Partner's rights to sublicense the Products outside the Exclusive Territory. Partner may only sublicense the Products outside the Exclusive Territory herein defined with the written consent of Corillian.

                  2.3 Subject to Section 2.3.1, Corillian agrees not to compete directly or indirectly with Partner in the Exclusive Territory.


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                           2.3.1 Corillian has previously granted and may grant
in the future certain license rights to the Products to companies headquartered outside the Exclusive Territory and which provides for the right of their Affiliates to use the software , under an enterprise-wide licence. It shall not be considered a breach of Partners' Section 2.1 rights of exclusivity or Corillian's Section 2.3 non-compete obligations if any such Affiliate is located within the Exclusive Territory. "Exclusive-wide license" shall mean a license which grants the license use of the Products to the contracting entity and all its affiliates, either for one license fee or for separate usage fees by each affiliate.

                                 2.3.1.1 For purposes of this Agreement, a
company shall be considered to be "headquartered" in the principal corporate office of the controlling entity. '"Affiliate" shall mean an entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with an entity. "Control" shall mean the right to vote or direct the voting of at least fifty percent (50%) of the common stock or other ownership interest in the entity.

                  2.4 Partner's right to sublicense the Products is subject to the requirement of identifying the Products as Corillian Products under the appropriate Corillian tradename, with inclusion of any copyright, trademark or patent notice, as Corillian shall require.

                  2.5 Except as specifically permitted in this Agreement, Partner will not sublicense, sell, rent, lease, give, transfer, assign, convey or otherwise dispose of, any portion of the Products or any Third-Party Software.

                  2.6 Except as permitted in this Agreement, Partner shall not reproduce, modify, enhance, print, display or copy the Products, or any Third-Party Software, in any form without the prior written consent of Corillian.

                  2.7 Except as permitted under the Copyright Act 1968, Partner will not attempt to reverse engineer, disassemble or decompile the Products or any Third-Party Software, or otherwise attempt to discover any source code or trade secret.

                  2.8 Partner may integrate other software or applications with a Product only with the prior written consent of Corillian, which shall not be unreasonably withheld.

                  2.9 Partner will not sublicense or offer to sublicense any software which competes with any of the Products without the prior written consent of Corillian, which shall not be unreasonably withheld. For purposes of this paragraph, software shall be considered to "compete" with a Product if it
a) is substantially similar in functionality or purpose and b) is sold, licensed or leased to the same or similar customers. 2.9.1 Partner may continue to support current installations of software which may be competitive with the Products.


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         3.       RIGHTS TO RESELL ONESOURCE-TM- DATA ACQUISITION SERVICES

                  3.1 Subject to the terms and conditions of this Agreement and effective only during the term of this Agreement, Corillian further grants to Partner the exclusive and non-transferable right to resell in the Exclusive Territory OneSource Data Acquisition Services (the "Services"), more specifically defined in Section 3.0 of the Product Schedule, attached hereto as
Exhibit 1, and the nonexclusive and non-transferable right to resell the Services in the territory of Asia (the "Non-Exclusive Territory").3.2 Partner may license the OneSource software, in conjunction with the Voyager Transaction Processor, from Corillian for purposes of hosting the Services and reselling the same to customers within the Exclusive or Non-Exclusive Territory. In the event of such license, the parties will work in good faith to develop the operational and service requirements of each party. Partner may sublicense the OneSource software, in conjunction with the Voyager Transaction Processor, to a third-party vendor or joint venture partner for hosting of the Services in the Exclusive or Non-Exclusive Territory with the prior written consent of Corillian which will not be unreasonably withheld. Partner may integrate other software to the Voyager Transaction Processor in conjunction with the hosting of the OneSource software for purposes of reselling the same in the Exclusive or Non-Exclusive Territory with Corillian's prior written consent, which shall not be unreasonably withheld.

         4.       TERM OF AGREEMENT.

                  4.1 This Agreement shall commence on the Effective Date, and shall continue for an initial term of three (3) years, unless sooner terminated as provided herein (the "Initial Term"). Subject to the Partner meeting the Annual Revenue Commitments described in Section 5.3, upon expiration of the Initial Term the Agreement shall renew for another two (2) year term but with Partner's license rights amended to a nonexclusive basis (the "Renewal Term"). Upon expiration of the Renewal Term, the parties shall negotiate in good faith the terms and conditions for a new Reseller Agreement.

                  4.2 During the term of this Agreement, Partner may enter into Utility and Bureau Services pricing agreements for the Products and Services with customers that extend beyond the term of this Agreement.

                  4.3 Upon termination or expiration of the term of this Agreement, Corillian will continue to support the Products sublicensed by Partner or leased under a Utility Pricing or Bureau Services model provided that the Sublicensee continue under - support agreements for the Products and Partner continues to pay the support fees owed pursuant to this Agreement, however, Corillian reserves the right to discontinue support for any Product upon twelve
(12) months notice to Partner.

         5.       LICENSE AND SERVICE FEES.

                  5.1 Partner shall pay Corillian a percentage of the list price described in the Product Schedule, or such other price mutually agreed to by the parties, for each license purchased of the Product or Products or for Services sold, according to the following schedule:


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Annual Aggregate License or Services Revenues      % fee owed to Corillian

                  $0-$999,999                      [ * ]

                  $1,000,000-$1,999,999            [ * ]

                  $2,000,000-$3,999,999            [ * ]

                  $4,000,000-                      [ * ]

                  5.2 Partner agrees to commit to producing annual aggregate revenues to Corillian according to the following schedule (the "Annual Revenue Commitments"):

                           Year 1              [ * ] USD

                           Year 2              [ * ] USD

                           Year 3              [ * ] USD

                           The Annual Revenue Commitments shall equal the fees
paid by Partner to Corillian in a given year pursuant to Section 5.1 and
Section 11.3, provided, however, that for contracts entered into by Partner under any mutually agreed to Utility or Bureau Service Pricing Model, Partner shall be given credit toward the Annual Revenue Commitment for the present value of the full contract commitment.

                           5.2.1 By 31 August 2000, Partner agrees to reach
fifty percent (50%) of the Year 1 Annual Revenue Commitment. In the event that Partner fails to reach this goal, Partner agrees to pay Corillian within twenty (20) business days and upon receipt of invoice from Corillian, the difference between the fees it has paid Corillian pursuant to Section 5.1 and
Section 11.3 and the 31 August 2000 goal.

                           5.2.2 In the event that Partner fails to reach any of
the Annual Revenue Commitments, Partner agrees to pay Corillian the difference between the fees it has paid Corillian pursuant to Section 5.1 and
Section 11.3 for that year and that year's Annual Revenue Commitment within twenty (20) business days of receipt of final invoice from Corillian.


-------------------
*Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.


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         6.       ORDERING LICENSES OF PRODUCTS OR SERVICES; PAYMENT TERMS.

                  6.1 For each licensed purchased of a Product or Service, Partner shall send Corillian an Order listing the Product or Products to be licensed or Service sold, the number of user blocks requested, the pricing model (e.g. Purchase or Utility Pricing), the customer to whom Partner will sublicense the Product or resell the Service, and the customer's address.

                  6.2 Partner shall pay Corillian the Section 5 fees (i) for any licenses purchased within thirty (30) days of receipt of invoice from Corillian and (ii) for any utility priced licenses or Services on a prospective quarterly basis within thirty (30) days of the commencement of service for that quarter and (iii) for any transaction based fees on a arrears quarterly basis within thirty (30) days after conclusion of each quarter..

                  6.3 Any Section 5 fees for Product pricing or Services that includes Transaction Fees shall be payable within fifteen (15) business days of the end of the month of service. "Transaction Fees" shall mean fees assessed a customer of Partner pursuant to a Utility or Bureau Service pricing model for each instance of a transaction supported by the Product or Services.

         7.       TAXES.

                  7.1 Subject to Clause 7.3, Partner will pay all sales, use and excise taxes, any export or import taxes or tariffs and any other assessments in the nature of taxes however designated, on the Products or their license or use, on or resulting from this Agreement or on any amount payable for any services furnished in connection with this Agreement, other than taxes based on Corillian's net income.

                  7.2 Partner shall be responsible for collecting and remitting any taxes on sales to Partner's customers.

                  7.3 Partner may withhold any taxes from the fees it owes to Corillian pursuant to Section 4 if required by international treaty between Australia and the United States.

         8.       REPORTS; RIGHT TO AUDIT.

                  8.1 Corillian shall have the right to audit, at its expense, Partner's books and records concerning Partner's obligations to pay the
Section 5 fees and to include the required contract provisions (discussed in section 17 below) in its sublicenses. Corillian may conduct such audits from time to time, but no more frequently than once every six (6) months, during normal working hours and with reasonable advance written notice to Partner. Corillian may exercise its audit right through an agent. If any audit determines that Partner has underpaid Corillian by an amount greater than five percent (5%) of the payments due Corillian during the period being audited, then Partner will bear the reasonable cost of such audit, in addition to its


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obligations to make immediate full payment of the underpaid amount, together with interest of one and one-half percent (1.5%) per month.

         9.       TRAINING.

                  9.1 At Corillian's expense, Corillian shall provide staff designated by Partner one-week of product implementation, sales and product support training at Corillian's headquarters. Partner shall be responsible for its own out-of-pocket expenses incurred in training.

                  9.2 Partner may request additional training, and Corillian agrees to provide Partner with such additional training at the rate of $1500 per day. Partner agrees to reimburse Corillian for reasonable out-of-pocket expenses for any such additional training, including but not limited to travel, lodging, meals, telecommunications, shipping, materials, and other related costs, payable within fifteen (15) days of receipt of invoice.

         10.      INSTALLATION AND IMPLEMENTATION.

                  10.1 Partner shall, at its cost and expense, install and implement the System or Systems for all its sublicensees.

                  10.2 Partner shall have no obligation to Corillian for fees derived from implementation or other professional services provided to its sublicensees.

         11.      MAINTENANCE AND SUPPORT.

                  11.1 Corillian will provide to Partner alone maintenance and support for the then-current version of the Products pursuant to the Maintenance Terms found in Exhibit 2 attached hereto.

                  11.2 Partner shall provide maintenance and support to all Sublicensees.

                  11.3 Partner shall pay Corillian an annual maintenance fee of [ * ] percent ([ * ]%) of the aggregate license fees (less goods and services taxes) paid by Partner's Sublicensees For each Sublicensee, the first such maintenance fee shall be paid upon initial acceptance of the Product or Products by such Sublicensee and the subsequent annual maintenance fee shall be paid 1.25 years from the initial acceptance and on each subsequent anniversary of that date, provided such Sublicensee has renewed its maintenance contract with Partner.


-------------------
*Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.


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

         12.      PROPRIETARY RIGHTS.

                  12.1 Corillian retains and reserves title and all ownership rights to the Products. Subject to the terms of this Clause, all general modifications, enhancements and releases as well as modifications and enhancements made by Corillian to Products specifically for Partner shall be considered as part of the Products and owned by Corillian. Any scripts or interfaces developed by Corillian in the course of performing professional services- for Partner shall be jointly owned by the parties, and both parties shall have the right to transfer interests in the same without recourse to the other party for payment of any fees. Modifications and enhancements, as well as specifications, designs and code, made by Partner to Products shall be owned by Partner, but such ownership in the code shall only encompass the specific code modification or enhancement and does not include any of the underlying code to the Products. All physical documents and media (if any) containing Products sent to Partner shall be deemed to be leased and not sold and their use licensed. Partner acknowledges that this Agreement conveys a limited license, as expressed in this Agreement, and does not convey title or any ownership rights to the Products.

                  12.2 In the event that the parties jointly develop custom software or applications, then the Intellectual Property rights of the software or applications shall be mutually agreed to under a separate written agreement.

                  12.3 Partner will not delete or in any manner alter the notices of intellectual property rights of Corillian (or of the vendor of any Third-Party Software licensed through Corillian) appearing on or resulting from use of the Products delivered to Partner. As a condition of the license rights granted to Partner in this Agreement, Partner will reproduce and display such notices on each copy it makes of any Product.

         13.      CORILLIAN'S WARRANTIES; PARTNER'S REMEDIES; LIMITATION OF
LIABILITY.

                  13.1 Corillian represents and warrants to Partner as follows:

                           13.1.1 That Corillian has the authority to grant the
license provided herein, and that the grant of such license does not violate any other agreement to which Corillian is a party.

                           13.1.2 That the Products, when properly installed and
when properly used, will perform the functions described in the Product
Schedule attached as Exhibit 1 for a period of ninety (90) days after initial installation at each Sublicensee. However, Corillian does not warrant that the Products will operate uninterrupted or error-free.

                           13.1.3 That the Products provided pursuant to this
Agreement and used by Partner and its Sublicensees prior to, during or after the calendar year 2000 include or shall include, at no additional cost to Partner, design and performance capabilities so that Partner and Sublicensees shall not experience abnormally ending and/or invalid and/or incorrect results from their use. Furthermore, Corillian represents and warrants that the Products will under normal use and service, record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, data integrity and performance, as the Products record, store, process and present calendar dates on or before December 31, 1999. Corillian warrants that the Products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

                           13.1.4 Corillian warrants that the Products do
not contain any programs, routine, device or other undisclosed feature, including, without limitation, a time bomb, "time-out" feature, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap door, which is designed to delete, disable, deactivate, interfere with or otherwise harm the Products or hardware on which the Products reside, data or other programs, or which is intended to provide unauthorized access or produce unauthorized modifications (collectively, "disabling procedures"). Notwithstanding any other limitations in this Agreement, Corillian agrees to notify Partner immediately upon discovery of any disabling procedures which are or may be included in the Products. If disabling procedures are discovered or reasonably suspected to be present in any of the Products, Corillian agrees to take action immediately, at its own expense, to identify and eradicate such disabling procedures.


                           13.1.5 The warranties provided in sections 13.1.1,
13.1.2, 13.1.3 and 13.1.4 shall not apply if (i) the Products are used other than in accordance with Corillian's instructions, (ii) the Products are altered, modified or converted by Partner or Sublicensee without the written approval of Corillian which shall not be unreasonably withheld and shall be deemed to have occurred if Corillian does not respond to a notification with 14 days, (iii) the Products do not perform because data communication is interrupted by the action or inaction of Partner, Sublicensees or a third party; or (iv) any other cause within the control of Partner or Sublicensees shall cause the alleged breach.

                  13.2 OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT, CORILLIAN MAKES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR ANY SERVICES PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  13.3 The vendors of Third-Party Software make no representations or warranties, express or implied, to Partner (or to Sublicensees).

                  13.4 Corillian makes no representations or warranties to Sublicensees.

                  13.5 Partner's remedies for breach of warranty are as follows:

                           13.5.1 In all situations involving performance or
non-performance of the Products, Corillian's liability and Partner's remedy shall be limited to having Corillian promptly and in accordance with the Voyager Products Maintenance Terms, attached hereto as Exhibit 2,


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replacement Products or code corrections or other services (including a workaround) as required to enable the Products to perform the functions described in the Product Schedule. If after 30 days Corillian is unable to make the Products operate as warranted, Partner may terminate this Agreement and the license granted hereunder and receive a refund of the license fees paid by Partner for the Product or Products or may seek any other form of non-monetary relief otherwise available to it under law.

                  13.6 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE PRODUCTS OR ANY OTHER ASPECT OF THIS AGREEMENT, INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS, OR LOSS OF DATA, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EVEN IF THE PARTY WAS ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY THEREOF.

                           13.6.1 THE FOREGOING LIMITATION SHALL NOT APPLY TO
DAMAGES INCLUDED IN AN AWARD AGAINST EITHER PARTY RESULTING FROM (i) ANY CLAIMS FOR PERSONAL INJURY OR DEATH; (ii) ANY CLAIMS BASED ON VIOLATION OF EITHER PARTY'S INTELLECTUAL PROPERTY RIGHTS.

                  13.7 EXCEPT AS PROVIDED IN SECTION 13.6.1, PARTNER'S LIABILITY TO CORILLIAN SHALL BE LIMITED TO THE ANNUAL REVENUE COMMITMENT FOR THE YEAR IN WHICH A CAUSE OF ACTION FOR BREACH OF THIS AGREEMENT SHALL HAVE OCCURRED.

                  13.8 THE PARTIES HAVE AGREED THAT THE LIMITATIONS SPECIFIED IN THIS SECTION THIRTEEN WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

         14.      INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS; INDEMNIFICATION.

                  14.1 Corillian agrees to defend, indemnify and hold harmless Partner against any claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) arising from any claim that the Products, as used within the scope of this Agreement, infringe copyright, patent or other intellectual property rights of a third party.

                  14.2 In the case of any claim arising under this section 13, (i) Partner shall notify Corillian in writing within thirty (30) days of receipt of written notice of any such claim, (ii) Corillian shall have control of the defense and all related negotiations, including settlement negotiations, and (iii) Partner shall provide Corillian with reasonable assistance, information and authority necessary to perform the above obligations. Reasonable out-of-pocket expenses incurred by Partner in providing such assistance will be reimbursed as promptly as practicable by Corillian.


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                  14.3     If Partner's use or sublicense of any Products under
the terms of this Agreement is, or in Corillian's opinion is likely to be, enjoined due to infringement or misappropriation claims, then Corillian may, at its sole option and expense, either: (i) procure for Partner the right to continue using or sublicensing such Products under the terms of this Agreement;
(ii) replace or modify such Products so that they are non-infringing and substantially equivalent in function; or (iii) if options (i) or (ii) above cannot be accomplished despite the reasonable efforts of Corillian, then Corillian may both:

                           14.3.1 Terminate Partner's rights and Corillian's
obligations under this Agreement with respect to such Products, and

                           14.3.2 Refund to Partner the license fees paid by
Partner to Corillian.

                  14.4     Corillian shall have no obligations under this
section 14 with respect to infringement or misappropriation arising from (i) modifications to the Products that were not authorized by Corillian, (ii) Product specifications requested by Partner, unless approved by Corillian, (iii) the use of the Products in combination with products not provided by Corillian, unless Corillian has been given prior written notice of such use and has approved it, which shall not be unreasonably withheld in accordance with Clause 2.8,, or (iv) the negligence or willful misconduct of Partner.

         15.      EXPORT RESTRICTIONS.

                  This Agreement is expressly made subject to all laws, regulations, and orders relating to, or other restrictions on, the export of the Products from the United States of America, which may be imposed from time to time. Except within the Exclusive Territory and with the prior written consent pursuant to paragraph 3.2 in the Non-Exclusive Territory, Partner may not export or re-export the Products, including Third-Party Software, or Corillian's Confidential Information.

         16.      CONFIDENTIAL INFORMATION.

                  16.1 Corillian and Partner agree that the Products, including but not limited to computer programs, user manuals, technical reference manuals, other documentation, generated output, enhancements, modifications and further releases, together with related research and technoPartnerl information, business strategies and business information (collectively "Corillian's Confidential Information"), constitute valuable proprietary products and trade secrets which require protection against unauthorized use, reproduction, distribution or disclosure. To protect Corillian's Confidential Information, Partner agrees to take the measures listed below.

                           16.1.1 Partner agrees to protect and preserve
Corillian's Confidential Information.


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

                           16.1.2 Partner agrees to take all reasonable
precautions to prevent any portion of Corillian's Confidential Information, in any form or medium, from being disclosed or made available by Partner or by any of Partner's employees or agents to any other person, firm, or corporation except as is expressly permitted herein. In no event shall Partner take precautions any less stringent than those employed to protect its own trade secrets and proprietary information.

                           16.1.3 Partner shall limit access to Corillian's
Confidential Information to employees of Partner and consultants who have entered into a binding written agreement with Partner to maintain the confidentiality of Corillian's Confidential Information and who must have access in order for Partner to utilize the Products in the manner intended by this Agreement.

                           16.1.4 Partner agrees to ensure that the consultants
and others who are given access to Corillian's Confidential Information comply with the terms of this Agreement and do not remove, copy or otherwise misappropriate Corillian's Confidential Information or any portion thereof.

                           16.1.5 Partner shall promptly notify Corillian of any
instance of unauthorized use or disclosure of any portion of Corillian's Confidential Information and shall cooperate with Corillian in any action relating thereto.

                           16,1.6 Partner acknowledges that (i) the restrictions
contained in this Agreement are reasonable and necessary to protect
Corillian's proprietary interest in Corillian's Confidential Information, (ii) remedies at law will be inadequate and any violation of these restrictions will cause irreparable damage to Corillian not compensable in monetary damages and
(iii) Corillian will be entitled to injunctive relief against each violation.

                           16.1.7 Upon Corillian's request or upon termination
of this Agreement, Partner shall return Corillian's Confidential Information in Partner's possession or control.

                           16.1.8 Notwithstanding the above, Partner shall
cooperate with governmental regulatory agencies as required by law. Immediately upon becoming aware that any of Corillian's Confidential Information is being sought by governmental agencies, Partner shall, prior to making any disclosure, notify Corillian in writing. Conditioned upon such prior written notice, Partner may allow such agencies full and complete access to Corillian's Confidential Information within Partner's possession or control. Partner shall bear no responsibility for such disclosure to such governmental agencies, but Partner shall in any event give written notice to Corillian prior to making any such disclosure.

                           16.1.9 The obligations of Partner set forth in this
section 16.1 shall survive the termination of this Agreement.

                  16.2 Corillian and Partner agree that certain data relating to Partner's business, including but not limited to proprietary information of Partner such as customer lists, customer financial data, trade secrets and intellectual property (collectively "Partner's Confidential


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

Information") constitute valuable proprietary information and trade secrets which require protection against unauthorized use, reproduction, distribution or disclosure. To protect Partner's Confidential Information, Corillian agrees to take the measures listed below.

                           16.2.1 Corillian agrees to protect and preserve
Partner's Confidential Information.

                           16.2.2 Corillian agrees to take all reasonable
precautions to prevent any portion of Partner's Confidential Information, in any form or medium, from being disclosed or made available by Corillian or by any of Corillian's employees or agents to any other person, firm, or corporation except as is expressly permitted in this Agreement. In no event shall Corillian take precautions any less stringent than those employed to protect its own trade secrets and proprietary information.

                           16.2.3 Corillian shall limit access to Partner's
Confidential Information to employees of Corillian and consultants who have entered into a binding written agreement with Corillian to maintain the confidentiality of Partner's Confidential Information and who must have access in order for Corillian to utilize Partner's Confidential Information in the manner intended by this Agreement.

                           16.2.4 Corillian agrees to ensure that the
consultants and others who are given access to the Confidential Information comply with the terms of this Agreement and do not remove, copy or otherwise misappropriate Partner's Confidential Information or any portion thereof.

                           16.2.5 Corillian shall promptly notify Partner of any
instance of unauthorized use or disclosure of any portion of Partner's Confidential Information and shall cooperate with Partner in any action relating thereto.

                           16.2.6 Corillian acknowledges that (i) the
restrictions contained in this Agreement are reasonable and necessary to protect Partner's proprietary interest in Partner's Confidential Information, (ii) remedies at law will be inadequate and any violation of these restrictions will cause irreparable damages and (iii) Partner will be entitled to injunctive relief against each violation.

                           16.2.7 Upon request of Partner or upon termination of
this Agreement, Corillian shall return Partners Confidential Information in its possession or control to Partner unless such return would interfere with Corillian's otherwise authorized use of Partner's Confidential Information.

                           16.2.8 Notwithstanding the above, Corillian shall
cooperate with governmental regulatory agencies as required by law.
Immediately upon becoming aware that any of Partner's Confidential Information is being sought by governmental agencies, Corillian shall, prior to making any disclosure, notify Partner in writing. Conditioned upon such prior written notice, Corillian may allow such agencies full and complete access to Partner's

Confidential Information within Corillian's possession or control. Corillian shall bear no responsibility for such disclosure to such governmental agencies, but Corillian shall in any event give written notice to Partner prior to making any such disclosure.

                           16.2.9 The obligations of Corillian set forth in
this section 16.2 shall survive the termination of this Agreement.

         17.     SUBLICENSE TERMS.

                  17.1 Partner and its Sublicensees shall use a written sublicense agreement for the sublicense of all Products. The sublicense agreement shall include, at a minimum, the following terms:

                           17.1.1 Sublicensee will receive a nontransferable,
nonexclusive sublicense to use and modify the Products.

                           17.1.2 Sublicensee may copy the Products only for
archival or backup purposes.

                           17.1.3 Sublicensee will not disclose or make
available the Products to any person or entity other than employees, contractors or affiliates who are obligated to keep it confidential.

                           17.1.4 Except as provided under the Copyright Act of
1968, Sublicensee will not reverse engineer, disassemble or decompile the Products, or otherwise attempt to discover any source code or trade secret related to the Products.

                           17.1.5 Sublicensee will not further sublicense, sell,
rent, lease, give, transfer, convey, assign or otherwise dispose of any portion of the Products.

                           17.1.6 Except as authorized within the Exclusive
Territory, Sublicensee will not export the Products.

                           17.1.7 Sublicensee will acknowledge that it obtains
rights under a sublicense agreement only, and that no title to the Products or related proprietary rights is transferred to Sublicensee.

                           17.1.8 Terms substantially similar to those set
forth in section 16.1 above which require Sublicensee to maintain the confidentiality of Corillian's Confidential Information.

                           17.1.9 The Sublicensee Agreement shall not contain
any terms that impose any warranty or performance obligations on Corillian other than the limited warranties and representations made by Corillian in this Agreement.

         18.      TERMINATION.

                  18.1 Corillian may, in its sole discretion, terminate this Agreement and the license granted hereunder at any time (a) immediately if Partner fails to meet its obligations under Section 5.2.1 or 5.2.2, (b) immediately if Partner is more than 60 days past due on any other payment of fees under Section 5, (c) immediately if Partner fails to achieve seventy percent (70%) of any of the Annual Revenue Commitments required under Section
5.2 or (d) thirty (30) days after Corillian notifies Partner in writing of any other material breach by Partner, provided such breach remains uncorrected thirty (30) days following receipt by Partner of written notification thereof. In the event of termination, Partner shall receive no refund of any licensee fee or other charges paid hereunder.

                  18.2     Partner may terminate this Agreement upon thirty
(30) days' prior written notice if Corillian (a) is the subject of an order for relief under Chapter VII of the Bankruptcy Code, (b) is operated by a receiver, custodian, trustee or liquidator, (c) is liquidated or (d) thirty (30) days after Partner notifies Corillian in writing of any other material breach by Corillian, provided such breach remains uncorrected thirty (30) days following receipt by Corillian of written notification thereof.. In the event of a termination pursuant to this section 18.2, Partner may retain and continue to sublicense the use of all Products to existing customers or or, in the alternative, may return to Corillian all un-deployed Product licenses for full refund.

                  18.3 That Partner may, in its sole discretion, at the expiration of each year a) terminate the Agreement after ninety days (90) days notice, or b) terminate the exclusive arrangement after ninety (90) days notice, however continue to sell, support and distribute Corillian Products on a non-exclusive basis for the term of the Agreement. In the event that Partner shall exercise its rights pursuant to this paragraph, then Partner shall be relieved of any obligation with respect to any Annual Revenue Commitments for subsequent years.


         19.      ARBITRATION.

                  All disputes and controversies arising out of or in any way related to this Agreement, including the exhibits, shall be submitted to arbitration proceedings to be conducted under the Commercial Rules then prevailing of the American Arbitration Association by a panel of three arbitrators. Corillian and Partner shall modify the time schedules provided under such rules and shall use their best efforts to meet deadlines such that the arbitration is concluded within ninety (90) days following its initiation. The decisions of the arbitrators shall be final and binding for all purposes on Corillian and Partner and may be entered and enforced in any court of competent jurisdiction.

         20.      AUTHORITY; COMPLIANCE WITH LAW.

                  Corillian and Partner each represent and warrant that (i) it has the power and authority to enter into this Agreement and has taken all necessary corporate action to authorize its performance under this Agreement,
(ii) this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of it, enforceable in accordance with this Agreement's terms, (iii) no consent or authorization of, filing with, or notice to any governmental authority is required in connection with its performance under this Agreement, and (iv) its entering into this Agreement or performance by it hereunder will not violate any federal, state or local licensing or other statute, rule or regulation, or any contractual obligation of it. Corillian and Partner each agree to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement.

         21.      FORCE MAJEURE.

         Neither Corillian nor Partner shall be held liable for failure to fulfill its obligations hereunder if such failure is due to a natural calamity, act of government, or similar cause beyond the control of either Corillian or Partner. Notwithstanding the foregoing, unless agreed to in writing by the non-defaulting party, any delay exceeding ninety (90) days shall be grounds for termination by the non-defaulting party if such delay is not cured within thirty
(30) days of written notice of the non-defaulting party's intent to terminate.

         22.      SEVERABILITY.

         If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the remaining provisions of this Agreement will remain in full force and effect.

         23.      NOTICES.

                  All notices, reports, instructions, requests, and other communications given under this Agreement shall be in writing and shall be deemed to have been given or made (i) if by mail, when received by certified mail, postage prepaid, return receipt requested; or (ii) if by facsimile, when sent by facsimile to the facsimile number set forth below with evidence of receipt by sender or (iii) if by courier, when received; provided, however, that either party may change its address or facsimile number for notices by providing notice to the other party of such change in the manner provided herein. Notices shall be directed to the following addresses or facsimile numbers:

                  TO CORILLIAN:       Corillian Corporation
                                      3855 S.W. 153rd
                                      Beaverton,  OR  97006
                                      Telephone:  (503) 627-0729
                                      Facsimile:  (503) 469-6459
                                      Attention:  Thomas Brooke

                  TO PARTNER:         Parkers' Edge LTD
                                      Level 4,  55 Sussex St.,
                                      Sydney, NSW 2000.
                                      Telephone:  +61-2-9249-8900
                                      Facsimile:  +61-2-9279-0933
                                      Attention:  Janet Parker

         24.      GENERAL GOVERNING LAW; JURISDICTION.

                  This Agreement shall be interpreted, construed and enforced under the laws of the State of Oregon without reference to its choice of law rules. Corillian and Partner each consent to having Multnomah County, Oregon USA, and the courts of Sydney, Australia as venues for resolution of any disputes and controversies. .

         25.      GENERAL.

                  25.1 The failure at any time by either Corillian or Partner to enforce, or to exercise any election under, any provision of this Agreement will not be construed as a waiver of such provision or election, or in any way as affecting the validity of this Agreement or any part thereof, or the right of either Corillian or Partner thereafter to enforce, or to exercise any election under, each and every provision of this Agreement.

                  25.2 The parties may not assign this Agreement, or their rights under this Agreement, whether voluntarily, involuntarily or by operation of law, to any other person or entity without the other party's prior written consent, which shall not be unreasonably withheld.

                  25.3 Subject to paragraph 25.2, this Agreement shall be binding in all respects on each party's successors and assigns.

                  25.4 A finance charge of one and one-half percent (1.5%) per month will be assessed on all payments owed by Partner to Corillian that are past due. All payments shall be made by wire transfer to Corillian's bank account:

                  US Bank
                  ABA # 123000220
                  Corillian Corporation
                  Account #153691165606

                  25.5 No amendment of this Agreement shall be binding unless it is in writing and signed by both Corillian and Partner.

                  25.6 This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

                  25.7 This Agreement does not create, and shall not be construed to create, any joint venture or partnership between Corillian or Partner. No officer, employee, agent, servant or independent contractor of either Corillian or Partner shall be at any time be deemed to be an employee, servant, agent or contractor of the other for any purpose. Corillian and Partner are independent contractors, not employees, agents or representatives of each other. Neither Corillian nor Partner has the right to bind the other to any agreement except as may be specifically provided herein.

                  25.8 In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees, arbitration and court costs incurred in arbitrating, litigating, or otherwise settling or resolving such dispute.

                  25.9 This Agreement, including the exhibits, constitutes the entire agreement between Corillian and Partner with respect to the subject matter hereof and supersedes all prior discussions, negotiations, communications and agreements, oral or written, relating to the subject matter hereof. Each
Exhibit is incorporated by reference. If there exists any inconsistency with this Agreement and the Exhibits, then the terms of this Agreement shall prevail for purposes of resolving the inconsistency.

                  25.10 Each party represents that it has read this Agreement, understands its terms and conditions and agrees to be bound by this Agreement, and that the person signing on behalf of each such party is duly authorized to sign this Agreement on behalf of the party for which s/he signs and to bind that party to the terms and conditions of this Agreement.

PARKERS' EDGE LTD.                             CORILLIAN CORPORATION

By                                             By
  ---------------------------------------        -----------------------------
    Janet Parker, Managing Director                Ted Spooner, CEO

Date                                           Date
    -------------------------------------          ---------------------------

                                    EXHIBIT 1

                              CORILLIAN CORPORATION
                            VOYAGER PRODUCT SCHEDULE



1.       PRODUCTS

The following products, as modified for Partner's use, have been licensed to Partner pursuant to the Agreement:

              Voyager Transaction Platform
              HTML Banking Application
              HTML EBPP Application
              OFX Application
              Small Business Application
              AD Manager Application
              Control Center Application

Each of the foregoing is referred to as a "Component". The foregoing Components together with any applications, scripts, templates or other software created by Corillian in the course of performing implementation or other professional services for Client as well as all product documentation, if any, in electronic or hard copy formats, all related technical information, and all updates and enhancements thereto are collectively referred to as the "Products."

2.       FEATURES AND FUNCTIONS

         2.1 The Voyager Transaction Processing System will have the features and perform the functions described below:

                  Core transaction processing of all Application data requests Host Mainframe Connectivity Protocol:
                      TCP/IP
                  Host Data Interface Specification:
                        Connection to host

         2.2 The HTML Banking Application will have the features and perform the functions described below:

                  User Interface Front-end:
                      HTML

                  Banking Transactions, including:
                      PIN authentication
                      Customer account balances
                      Customer account history
                      Intrabank funds transfer
                      E-Mail (secure messaging)
                      Administration and support tools
                       Transaction history download

         2.3 The HTML EBPP Application will have the features and perform the functions described below:

                      Bill payment acquisition
                      Payee and payment management
                      Payment history
                      Bill presentment

         2.4 The OFX Application will have the features and perform the functions described below:

                  User Interface Front-end:
                        OFX Compliant PFM Applications
                  OFX Banking and Bill PayTransactions, including:
                        Sign On
                        Account balances
                        Bank inquiry
                        Intrabank funds transfer
                        Account information
                        Enrollment request
                        Financial institution profile
                        Services change
                        Bill payment acquisition

         2.5 The Small Business Application will have the features and perform the functions described below:

                      Voyager Transaction Processing System
                      Voyager OFX Server
                      Voyager Administration Tool
                      Voyager Support Center
                      Bill Pay Support
                      Online Enrollment
                      Account Balance & History
                      History Search by Check Number or Transaction Amount

                      Online Transfer between accounts
                      PIN Change
                      Password Change
                      Quicken & Money Download
                      Request Stop Payment
                      Access Control

         2.6 The Ad Manager Application will have the features and perform the functions described below:

                      Campaign targeting in real time
                      Setup advance campaigns
                      Weight campaign messages
                      Run simultaneous campaigns
                      Support for data mining
                      Support for multiple marketing indicators
                      Presentation of messaging across multiple delivery
                        channels

         2.7 The Control Center Application will have the features and perform the functions described below:

                  Report Center
                      Bill Pay Reports
                      Unfunded Payments
                      Paid Payments
                      New Customers
                      Total Customers
                      Total Sessions
                      New vs. Total
                      Session Statistics
                      Total Transactions
                      Transactions by Group
                      Unsuccessful Transactions
                      Report Groups
                      Summary Status
                  Relationship Center
                      Customer Support Screens
                      Agent Support Cases
                      Agent Alert
                      Monitored Transactions
                  System Setup
                      Edit System Users
                      Add System User
                      Delete System Users

                      View User Permissions
                      View Users by Permissions
                      Modify Permission Definitions
                      Add Permission Definition
                      User Monitor
                      Audit Log
                           Scheduled Tasks
                  Workflow
                      Agent Management
                      Case Management
                      Case Detail Report
                      Bill Pay Fees
                      Message Types
                      Case Statuses
                      Case Dispositions

3.       ONESOURCE DATA ACQUISTION SERVICES

         3.1 Corillian shall develop and maintain a data processing network of Internet server(s) (the "Corillian Network") that offers Data Acquisition Services (the "Services") defined by the following features and functions:

             Host user sign-up process
             Store username/pin
             Perform real-time refresh of data at user's initiation
             Acquire customer account data at select financial institutions Store account data
             Verify username/pin for user accounts at designated FI
             Send requested user account data to customer

         3.2 Subject to the terms and conditions of the Agreement, Partner may resell the Services to its customers.

         3.3 Corillian will offer the Services for Financial Institutions it shall designate in its sole discretion.

         3.4 In the event that a financial institution makes a written request that Corillian cease acquiring its customers' account data, then Corillian reserves the right to discontinue support for acquiring that financial institution's customers' account data.

         3.5 The provision of the Services shall be in accordance with the specifications attached as Exhibit 3 to this Agreement.

4.       BILL PAYMENT PROCESSING

The Voyager system will acquire bill payment instructions and forward the electronic payment instructions to Partner's customers bill pay system for processing and payment. Partner shall be responsible for implementing all necessary interfaces to the their customer's designated bill payment processor. Partner or its customers shall provide all appropriate infrastructure and support agreements for bill payment.



5.       BILL PRESENTMENT PROCESSING

The Voyage system will consolidate bill summary information. Partner shall be responsible for implementing all necessary interfaces to the their customer's designated bill payment processor. Partner or its customers shall provide all appropriate infrastructure and support agreements for bill presentment.


6.       OFX SPECIFICATION AND CERTIFICATION

Corillian's Voyager OFX product has been designed to meet OFX specification version 1.02 as distributed by the Open Financial Exchange committee. Corillian is not responsible for any changes to the OFX specification and transaction set. However, Corillian will make its best effort to accommodate changes to the OFX specifications that are distributed by the OFX standards committee. Corillian shall not be held responsible for any delays caused by any change to the OFX specifications unless Corillian does not exercise due diligence to accommodate such changes.

Certification testing will be conducted by Microsoft with respect to OFX support of Money and by Intuit for support of Quicken. Corillian shall not be held responsible for any delays or missed delivery dates by a third party unless and to the extent Corillian has contributed to such delays or missed delivery dates.

7.       PRODUCT LICENSE AND SERVICES PRICING

Unless otherwise mutually agreed to by the Parties, the pricing for the Products and Services shall be determined in accordance with the Pricing Calculator, attached hereto as Exhibit 5.

                                    EXHIBIT 2

                       VOYAGER PRODUCTS MAINTENANCE TERMS


1.       VOYAGER PRODUCT SUPPORT TERMS

                  Corillian provides support only to Partner and only for the Products. Partner is responsible for first tier support of the Products for all its Sublicensees and is alone responsible for supporting any scripts, modifications or enhancements to the Products made by Partner for its Sublicensees.

                  Support commences on the date Partner has accepted all of the Products, and the anniversary of this date will be the support renewal date. If Partner enters into additional Product Schedules, the support for the additional products will begin on the date that these Products are accepted, and the support fees for these products may be prorated to the support renewal date for the initial Products.

                  Except for pro-rated terms, a support term is one year and will be subject to renewal at the end of the one-year term. Support is only available for the current release or the immediately previous major release of the Products and only for those Products located in the Territory for which Partner has purchased software support.

                  Corillian retains the right to modify its support programs so long as such modifications do not in any way decrease support provided to Partner pursuant to the Agreement.

                  Corillian shall have no obligation to support: altered, damaged, or modified Products; Products that are not the most current release or the immediately previous major release; Product problems caused by Partner's negligence, abuse, or misapplication, use of Products other than as specified in the Product documentation, or other causes beyond the control of Corillian; or Products installed on any computer hardware or operating system not supported by Corillian.

                  Corillian may cease to provide the support services described herein upon twelve months' prior written notice to Partner if Corillian generally ceases to support the Products licensed pursuant to the Agreement.

2.       REPORTING PROBLEMS AND SUPPORT CONTACTS

                  If Partner believes it has discovered a software malfunction in any supported Product, Partner shall send a problem report via electronic mail to the email address of support@corillian.com. Partner's report should contain Partner's company name and the phone number and email address of the person reporting the call; the priority level (in accordance with the definitions provided below); the Product for which Partner is reporting a problem; and the platform on which the Product is installed. If Partner has a problem which it believes is too urgent for a response by electronic mail, or a question which would be best answered via person-to-person conversation, Partner may call Corillian Support Services at (503) 646-9507. If Partner is calling outside of support hours for Partner's Product, Partner may leave voice mail for the support personnel.

                  Whenever possible, Partner shall report software malfunctions via electronic mail in preference to a telephone call. To support Partner better, Corillian requests that Partner's problem reports contain any transcripts and logs that can easily be included in an email message. For Priority 1 problems (as defined below), Partner may call and send an email to ensure the fastest possible response. Corillian also requires that Partner designate a primary and secondary contact who will be authorized support contacts.

3.       SOFTWARE SUPPORT

         3.1 Corillian will promptly report to Partner all known Faults, undocumented features, or peculiarities of a Product, either alone or in conjunction with other Products, together with complete details of action being taken by Corillian in respect of them.

         3.2 Corillian will deliver within 7 days to Partner all changes to the Products made to correct Faults. Each change shall be accompanied by a detailed statement describing how the change may vary the Product functionality or performance.

3.       SUPPORT HOURS

                  Corillian's telephone support and other support services are available seven days a week, twenty four hours a day. Telephone support services are limited to Corillian Products and Third Party Software.

4.       DEFINITION OF PRIORITIES

                  When reporting a problem, Partner shall indicate its priority according to the following definitions:

              PRIORITY 1: Critical: 1) The issue prevents an installation from immediate production operation; or 2) The installed Product repeatedly crashes or loses data; or 3) The installed Product does not reliably complete transactions; or 4) The Product cannot be installed at a current Sublicensee's site.

              PRIORITY 2: High: 1) The issue prevents the Product from being used in a production environment; or 2) The Product crashes or loses data; or 3) The Product does not reliably complete transactions; or 4) The Product does not recover from errors properly; 5) The Product performance is too slow to support the specific number of transactions.

              PRIORITY 3: Medium: 1) The Product does not behave as documented;
                  2) The documentation is in error, is unclear, or should be expanded; 3) The required documentation is missing; or 4) The issue prevents a Product from performing as needed by the Partner or Partner's customer.

               PRIORITY 4: Low: 1) Cosmetic changes and subjective preferences;
                  2) A new feature is required to allow production operation; 3) A new feature will improve the Product's functionality, usability, reliability, performance, or supportability; or 4) Functionality not related to the intent of the Product; or 5) The issue should be addressed, but does not have significant impact on the Partner or Partner's customer.

                  Partner is responsible for ensuring that the priority it assigns to a problem adheres to the foregoing definitions. Corillian reserves the right to re-prioritize a problem report that is not reasonably consistent with these definitions. If Corillian does so, Corillian shall so advise Partner in writing and shall cooperate with Partner to come to an agreement on level of priority.

5.       RESPONSE PROCEDURES AND SUPPORT LEVELS

                  Corillian's response is provided at multiple levels to best match the need of the issues. Corillian will use the appropriate support level to focus attention on the most critical issues first, and will cooperate with Partner in coming to agreement on which is the appropriate level of support for a given issue. The following are the four levels of support:

         LEVEL A:          Onsite support for escalated issues that cannot be
resolved remotely.

         LEVEL B:          Critical / Site Down issues.  Response time:
30 minutes.

         LEVEL C:          Response time: 6 hours.

         LEVEL D:          E-mail support for general questions.  Response time:
1 business day.

                                    Priority 1 and Priority 2 problems shall be
                           assigned to Levels A or B, Priority 3 problems shall be assigned to Levels C or D, Priority 4 problems shall be assigned to Level D.

6.       ACTION PLANNING AND COMMUNICATION

                  In reference to any Priority 1 and 2 problem reports, Corillian will immediately use its best efforts to restore the system to proper operation (if necessary) and, within five (5) days of escalation, provide an action plan for a long term fix for the issue. The action plan will include details on the nature of the fix and the time frame of resolution. Corillian and Partner acknowledge that under some circumstances it may be most expedient for Corillian's support personnel to dial in and directly access Partner's computer facilities. Additionally, Corillian may under some circumstances make support personnel available for on-site work at Partner's location (with Partner's approval), at an additional then-current cost as outlined in section 2 above. Daily review of status throughout the entire process will be available to Partner through Corillian's normal technical support personnel.

7.       SOFTWARE UPDATES AND UPGRADES

         7.1 Corillian shall provide Partner with any Updates to the Products at no additional charge. Updates shall be furnished to Partner within thirty
(30) days of their being made generally available to any of Corillian's other customers. Corillian will fully test each Update to ensure it complies in all respects with the Product specifications. Updates shall mean any modifications or revisions, other than Upgrades, to the Products or related documentation that corrects errors, provide patches, support new releases of the operating systems with which the software is designed to operate, improve existing functions and performance, or provide other incidental updates and corrections, or are identified by Corillian as mandatory change to the Products.

         7.2 Corillian shall offer Upgrades to Partner at the lowest prices offered to any of its customers. Partner shall not be required to purchase any Upgrade offered by Corillian. Upgrades shall mean changes or additions, other than Updates to the Products or related documentation, including all new releases that add new functionality, or significantly improve performance by changes in system design or coding such as, by way of illustration and not limitation, changes or additions to the Products and related documentation that
(1) have a value and utility separate from the use of the Products or documentation; (2) as a practical matter, could be priced and offered separately from the Products or documentation; and (3) are not made available to any of Corillian's customers without separate charge.

         7.3 Partner shall not be obliged to adopt any new version of a Product, however Corillian shall only be obligated to support and maintain the most current and one (1) previous version of the Poftware unless otherwise agreed by Corillian.

7.       ADDITIONAL SUPPORT

Corillian reserves the right to assess a fee of two hundred dollars ($200) per hour (with a one-hour minimum) for Client's requests for support for non-Corillian Products or for support that it is determined results from scripts, modifications or enhancements to the Products made by Partner for a Sublicesee.

                                    EXHIBIT 3

                         DATA ACQUISITION SPECIFICATIONS


1.       ACQUISITION AND DATA EXCHANGE

Corillian must acquire financial data nightly for all users.

Balances and transactions that appear on a financial institution's Web site before 5:00pm in time zone of most western states served by Web site must be included in that night's data (example: Wells Fargo's Web site serves states in Pacific, Mountain, and Central time zones. Balances and transactions appearing on Wells' Web site until 5:00pm PST are included).

The total time taken to acquire all data combined with the time taken to transmit that data to Customers must fit within the time window of 5pm - 4am PST. All acquired data shall be transferred to Customers by 4:00am PST. Corillian is not responsible for data acquisition delays or failures caused by the unavailability of a target Web site, incorrect pin or user names provided to Corillian, accounts that have been disabled by the financial institution or any other cause not within the reasonable control of Corillian. Corillian is responsible for all other "Acquisition Failures" (defined below) such as target Web site changes or unique user characteristics. An "Acquisition Failure" is defined for purposes of this Agreement as the inability to obtain either balances or recent transactions for a given user. The metrics for Acquisition Failure and recovery are divided into two groups:

     LEVEL 1 (TOP 20 FI'S ACCORDING TO NUMBER OF USERS SIGNED UP)
         Acquisition occurs for every user's account that is signed up with no more than 0.5% failure rate per day. Failure recovery rate must adhere to the following chart:

         - IF BETWEEN 100% AND 40% FAILURE - must get to < =40% failure in 24hrs, < =10% in 48hrs, < =0.5% in 72hrs
         - IF < =40% FAILURE - < =10% failure in 24hrs, < =0.5% in 48hrs
         - IF < =10% FAILURE - < =0.5% failure in 24hrs

     LEVEL 2 (FI'S NOT IN TOP 20 ACCORDING TO NUMBER OF USERS SIGNED UP)
         Acquisition occurs for every user's account that is signed up with no more than 2% failure rate per day. Failure recovery rate must adhere to the following chart:

         - IF BETWEEN 100% AND 60% FAILURE - must get to < =60% failure in 24hrs, < =25% in 48hrs, < =10% in 72hrs, < =2% in 96hrs
         - IF < =60% FAILURE - < =25% failure in 24hrs, < =10% in 48hrs, < =2%
           in 72hrs
         - IF < =25% FAILURE - < =10% failure in 48hrs, < =2% in 48hrs
         - IF < =10% FAILURE - < =2% failure in 24hrs

2.       SCHEDULED MAINTENANCE

Corillian shall notify Partner in advance of any scheduled service (network, server, content, data) maintenance. As a general rule, Corillian shall notify client of weekly/monthly windows it keeps open for periodic maintenance work.

If the maintenance goes beyond the ETA, Corillian shall send periodic updates with new ETAs. Corillian shall also notify Partner when such maintenance has been completed.

3.       UNSCHEDULED MAINTENANCE

For emergency situations, Corillian shall make all commercially practicable efforts to notify Partner prior to commencing service-impacting maintenance, but Partner acknowledges that this is not always realistic or efficient.

For unscheduled maintenance less than 5 minutes in duration that does not make the entire service inaccessible, Corillian shall notify Partner of such as part of its monthly reporting.

For unscheduled maintenance greater than 5 minutes, Corillian shall notify (PM or the alias) within 60 minutes after the fact. Client needs a simple description of the problem and the steps taken to correct.

Additionally, if Corillian has more than three 5-minute outages or one 30-minute outage within a 24-hour period, they shall make every effort notify Partner during that same 24-hour period for the purpose of explaining such outages.

4.       OVERALL UPTIME/DOWNTIME

Downtime will be measured as two aspects:
      - Service degradation - some portions of the service are inaccessible, or access to the service is sporadic.
      -     Service outage - the entire service is inaccessible.

Corillian will strive for zero service degradation each month outside of published maintenance windows and zero service outages at all times.

Corillian will undertake all commercially reasonable steps to meet the following service level performance each month:
      -     Less than 1 hour total in the "service outage" state.

      - Less than 3 hours total in the "service degradation" state (exclusive of service outages) outside of the published maintenance window.
      - Less than 10 hours total in the "service degradation" state irrespective of the maintenance window.
      - Less than 30 consecutive minutes in the "service degradation" state during our defined peak times.
      -     100% notification of all maintenance as defined above.

5.       ESCALATION
Corillian will provide a method of 24x7x365 notification that includes; Email alias/name and/or suitable web-based problem notification resource, phone and/or pager number of appropriate operations resources.

Partner will wait 30 minutes for "service degradation" level issues to be resolved before Client utilizes this notification path so that Corillian can efficiently utilize the maintenance notification process defined above. For service outages, Partner may contact Corillian after 5 minutes.

Partner will utilize email or its alternative as the primary means for notification of service-impacting issues. However, if Partner perceives a service outage situation or if Partner doesn't get a suitable response to its email inquiry, Partner may call or page.

Corillian shall contact the Partner "Alias" provided to Corillian from time to time for communication of scheduled and unscheduled maintenance, and the assigned Partner Program Manager for monthly Corillian reporting and other issues.

                                    EXHIBIT 4

                              CORILLIAN CORPORATION
                      Voyager Source Code Escrow Agreement


Effective Date: January 22, 2000             CORILLIAN CORPORATION

Parkers' Edge Ltd. ("Client")                Corillian Corporation ("Corillian")
Level 2                                      3601 SW Murray Blvd., Suite 300
79 Albert Street                             Beaverton, Oregon 97005
Auckland, NZ                                 (503) 627-0729
                                             FAX (503) 641-5575

                  Corillian, by its signature indicating acceptance hereof, grants to Client a Voyager Source Code Escrow Account ("Account") with Datasafe, Inc. ("Escrow Agent") as agreed to herein. Corillian and Client have entered into a Voyager License Agreement pursuant to which Corillian will grant to Client during the term of said Agreement a non-exclusive, non-transferable License to use a production copy of the Voyager Products named on the Voyager Product Schedule(s) (such products collectively referred to herein as the "Products.")

STANDARD TERMS AND CONDITIONS

1.       Escrow Material

                  The term "Escrow Material" as used in this Agreement means (i) the source code of all of the Products, in such form that will allow Client to build and compile usable object code, (ii) any and all updates, modifications, revisions, and enhancements to be delivered pursuant to the Voyager License Agreement, and (iii) any and all documentation developed by Corillian or in its possession pertaining to the applicable source code.

2.       Additions to Escrow Material

                  If Corillian develops updates, modifications, revisions or enhancements of the Products which are to be delivered by Corillian to Client pursuant to the Voyager License Agreement, then the related source code shall constitute additional Escrow Material. Within ten (10) business days after the release of such additional Escrow Material, Corillian shall give written notice thereof to Client, describing in detail such additional Escrow Material.
Such additional Escrow Material shall be deposited with Escrow Agent as provided in Section 4 below.

3.       Inspection

                  Corillian shall permit Client to inspect and to determine the completeness of the Escrow Material before it is deposited into escrow. Client's inspection of the Escrow Material shall take place at Corillian's main office located in Beaverton, Oregon. Such inspection shall include a "build" of the object code of the Product software. After such inspection, Corillian shall seal the Escrow Material in a labeled container and deliver it for deposit into escrow as provided in Section 4.

4.       Deposit

                  Within ten (10) days after the release of any applicable Product, Corillian shall deposit the relevant Escrow Material with Escrow Agent. Escrow Agent shall issue to Corillian a receipt for the Escrow Material upon its delivery to Escrow Agent.

5.       Storage

                  Escrow Agent will accept the deposit of Escrow Material and will preserve and protect the Escrow Material at Escrow Agent's offices designated in Section 13. Escrow Agent shall prohibit any person (including employees of Corillian) from gaining access to the Escrow Material except (a) as provided by the terms of this Agreement, or (b) as otherwise directed by court order.

6.       Responsibilities

                  In performing its duties under this Agreement, Escrow Agent is authorized to conclusively rely upon any statement, consent, agreement, or other instrument not only as to its due execution, its validity, and the effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine or to have been presented or signed by a proper person or persons. Escrow Agent shall not be responsible or liable for any promise, representation, agreement, condition, or stipulation not set forth in this Agreement; for the sufficiency, correctness, genuineness, or validity of any instruments or documents deposited with Escrow Agent; for the form of execution thereof or the identity, authority, or rights of any person executing the same; for the performance of or compliance with the terms or conditions of any such instruments; for the maintenance of any property covered by this Agreement, including, but not limited to, payment of taxes, assessments, upkeep charges, or repair bills; for the sufficiency or priority of any security or the value or title of any property; for any loss which may occur by reason of forgeries, false representations, or the exercise of Escrow Agent's judgment in any particular manner; or for any other reason except negligence or intentional misconduct.

7.       Right to Escrow Material; Use of Escrow Material

                  Client shall be entitled to receive the Escrow Material upon or after the occurrence of any of the following events ("Events of Default"):

         7.1 The making of an assignment for the benefit of creditors by Corillian (i.e., the transfer of all or substantially all of Corillian's property to another person in trust to collect any money owing to Corillian, to sell property, to distribute the proceeds to Corillian's creditors, and to return the surplus, if any, to Corillian);

         7.2 The determination by a court of competent jurisdiction or an arbitrator that Corillian is bankrupt, or (i) an admission by Corillian that it is bankrupt, or (ii) Corillian applying for or consenting to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or all or the substantial part of its property, or (iii) an order for relief is entered adjudicating Corillian as a bankrupt under Chapter 7 of the Federal Bankruptcy Code;

         7.3 The sale of Corillian or a merger in which Corillian is not the surviving party if the acquiring or surviving party in such sale or merger does not assume Corillian's rights and duties under the Voyager License Agreement;

         7.4 The liquidation of Corillian or Corillian's failure to continue in its current business; or

         7.5 Corillian's failure to correct defects in the Voyager Product software or to otherwise support or enhance the software pursuant to the obligations imposed on it pursuant to the Voyager Product Maintenance Terms..

8.       Procedure

         8.1 DEMAND. Subject to paragraph 8.2, Escrow Agent shall hold the Escrow Material until such time as it shall receive an affidavit signed by an officer of Client under penalty of perjury ("Client's Affidavit") stating that:
(i) one of the events described in Section 7 has occurred entitling Client to receive the Escrow Material; and (ii) Client has delivered a copy of Client's Affidavit and any accompanying documents to Corillian in accordance with Section
13. Upon receipt of Client's Affidavit, Escrow Agent shall, within three business (3) days of such receipt, provide Corillian with a copy of Client's Affidavit.

         8.2 OBJECTION. Escrow Agent shall deliver the Escrow Material to Client or as otherwise directed in Client's Affidavit ten (10) business days following the date on which Client delivers Client's Affidavit under paragraph 8.1, unless within such time period Escrow Agent receives a reasonable written objection from Corillian in the form of an affidavit signed by an officer of Corillian under penalty of perjury ("Corillian's Affidavit") that: (i) specifically denies the statements made by Client in Client's Affidavit and describes the basis for such denial; (ii) is accompanied by proof that a copy of Corillian's Affidavit was delivered to Client in accordance with Section 13; and (iii) states that Corillian will submit to arbitration in accordance with paragraph 8.3 and will abide by any final order or decision rendered by the arbitrators in such arbitration. If Corillian's Affidavit is timely and in appropriate form when received, then Escrow Agent shall not deliver the Escrow Material until it receives (a) a written, notarized agreement between Corillian and Client authorizing such delivery, (b) any court order determining that Client is entitled to delivery of the Escrow Material under this Agreement, or (c) a final order or decision by the arbitrators under paragraph 8.3. Escrow Agent shall deliver the Escrow Material in accordance with the directions in the written agreement, court order, or arbitrators' order or decision described in (a) through (c) above.

         8.3 ARBITRATION. Upon receipt of Corillian's Affidavit, Corillian and Client shall submit the issue to arbitration proceedings in Portland, Oregon, which proceedings shall be conducted under the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators. Corillian and Client shall modify the time schedules provided under such rules and shall use their best efforts to meet deadlines such that the arbitration is concluded within ninety (90) days following its initiation. The sole issues for arbitration shall be whether Client is entitled to receive the Escrow Material under Section 7 including, without limitation, issues related to the Voyager License Agreement necessary to determine whether Client is entitled to the Escrow Material under Section 7.5, and the award of costs and fees described below. If the arbitrators determine that the Client is entitled to receive the Escrow Material under Section 7, the arbitrators shall order Escrow Agent to release the Escrow Material to Client. The prevailing party in the arbitration proceedings shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, including, but not limited to, any fees and expenses incurred by Escrow Agent, notwithstanding any other provision of this Agreement. The decisions of the arbitrators shall be final and binding for all purposes on Corillian, Client, and Escrow Agent and may be entered and enforced in any court of competent jurisdiction.

         8.4 EQUITABLE RELIEF. Both Corillian and Client acknowledge that important issues are at stake related to Corillian and Client's rights to the Escrow Material under Section 7. Therefore, both Corillian and Client shall be entitled, at their discretion, to seek court relief, including, but not limited to, preliminary injunctive, emergency, specific performance, and other equitable relief without proof of monetary damages. Corillian and Client's agreement to submit to arbitration under paragraph 8.3 shall not preclude Corillian or Client from seeking such relief pending the outcome of arbitration. Client shall not disclose any Escrow Material obtained through judicial relief under this paragraph to any person other than employees, agents, contractors, and affiliates of Client who need to know and are obligated to keep the Escrow Material confidential, and shall use the Escrow Material only as authorized under Section 9 or under the Voyager License Agreement. Client shall return the Escrow Material and all copies of the Escrow Material to Escrow Agent if so directed by the final order or decision of the arbitrators under paragraph 8.3.

9.       Use

                  Client may use the Escrow Material provided under this Agreement solely to maintain and support the Products, modify, enhance, and upgrade the Products for license it has purchased from Corillian. Client will not, under any circumstances, sell, disclose, assign, transfer or convey in any manner, or dispose of the Escrow Material or any portion of the Escrow Material.

10.      Reliance

                  Escrow Agent may conclusively rely upon and shall be protected, indemnified, and held harmless by Client and Corillian, jointly and severally, in acting upon the written

(which shall include instructions given by telecopier or other telecommunications device) instructions of any officer of either Corillian or Client or of counsel to either of them with respect to any matter relating to its actions as Escrow Agent under this Agreement. The Escrow Agent shall comply with any such instructions, notwithstanding any demand or notice to the contrary from any person, and is relieved from liability for doing so.

11.      Indemnification

                  Client and Corillian, jointly and severally, covenant and agree to indemnify Escrow Agent and hold it harmless (without prejudice to a determination between Client and Corillian as to which party shall bear the ultimate responsiblity) against any loss, liability, or expense arising out of or in connection with its performance of its duties under this Agreement, including, but not limited to, legal and other fees and expenses and including specifically, but without limitation, any legal or other expenses with respect to any action for interpleader by Escrow Agent, except that Escrow Agent shall not be indemnified against any such loss, liability, or expense arising out of its negligence or intentional misconduct. Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection with this Agreement, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing.

12.      Term of Agreement; Termination

                  The term of this Agreement and the Account granted hereunder shall commence upon acceptance of this Agreement by Corillian from the Effective Date above and shall continue in effect until Corillian and Client shall both notify Escrow Agent by notarized certificate, signed by an officer of both Corillian and Client, that Corillian no longer has any obligations to Client requiring the deposit of the Escrow Material in escrow, whereupon Escrow Agent shall destroy the Escrow Material and provide acknowledgment thereof to Corillian.

13.      Notices

                  All notices, reports, instructions, requests, and other communications given under this Agreement shall be in writing and shall be deemed to have been given or made (i) if by mail, when received by certified mail, postage prepaid, return receipt requested; or (ii) if by facsimile, when sent by facsimile to the facsimile number set forth below with evidence of receipt by sender or (iii) if by courier, when received; provided, however, that either party may change its address or facsimile number for notices by providing notice to the other party or such change in the manner provided herein. Notices shall be directed to the following addresses or facsimile numbers:

                  TO ESCROW AGENT:          Datasafe, Inc.
                                            P.O. Box 23056
                                            Tigard,  OR  97281-3056
                                            Telephone: (503) 620-3423
                                            Facsimile: (503) 684-3332

                  TO CORILLIAN:             Corillian Corporation
                                            3601 S.W. Murray Blvd., Suite 300
                                            Beaverton,  OR  97005
                                            Telephone: (503) 627-0729
                                            Facsimile: (503) 641-5575
                                            Attention:  Thomas Brooke

                  TO CLIENT:                Parkers' Edge LTD
                                            Level 4,  55 Sussex St.,
                                            Sydney, NSW 2000.
                                            Telephone:     +61-2-9249-8900
                                            Facsimile:     +61-2-9279-0933
                                            Attention:     Janet Parker

14.      Duties of Escrow Agent

                  Escrow Agent shall have no duties or obligations except those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall have no responsibilities or liability to any of the parties or their successors for any action taken by it in good faith upon receipt of any instrument or other writing believed by it to be genuine and to be properly signed or presented. In case any property deposited under this Agreement shall be attached, garnished, or levied upon pursuant to an order of court or other authority having jurisdiction, or the delivery thereof shall be stayed or enjoined by an order of court, or any other order, judgment, or decree shall be made or entered by any court affecting such property or any part thereof (unless such order, judgment, or decree has been stayed, pending appeal), Escrow Agent shall obey and comply with all final writs, orders, judgments, or decrees so entered or issued by any court, without the necessity of inquiry whether such court had jurisdiction; and, in case such Escrow Agent obeys or complies with any such writ, order, judgment, or decree, it shall be held harmless and indemnified by Client by reason of such compliance. Upon receipt of notice of an order, writ, judgment, or decree, Escrow Agent will transmit copies of said writ and other process or pleading received to all parties, and shall not comply with any writ, order, judgment, or decree until seven (7) days following delivery of such copies to all parties if permitted under such document.

15.      Expenses

                  Corillian and Client shall each pay one-half of the fees and expenses to Escrow Agent directly in accordance with Escrow Agent's fee schedule. The Escrow Agent's fees and expenses will be paid annually in advance. Any costs incurred by the Escrow Agent will be billed at the end of the month in which they are incurred.

16.      Taxes

                  Corillian and Client shall each be responsible for one-half of any federal, state, excise, and local government fees, assessments, charges, and taxes connected with this Agreement.

17.      Withdrawal of Escrow Agent

                  Escrow Agent may resign on sixty (60) days written notice to each of the parties. Thereafter, upon payment of all fees and costs earned or incurred by Escrow Agent in connection with this Agreement, Escrow Agent shall deliver the Escrow Material to a successor escrow agent named by Corillian and Client or, if none, to the party named in written instructions from Corillian and Client. If a successor escrow agent has not been appointed and has not accepted appointment by the end of such sixty (60) day period, Corillian or Client may apply to a court of competent jurisdiction for the appointment of a successor escrow agent and the reasonable costs, expenses, and attorneys' fees of Escrow Agent that are incurred in connection with such a proceeding shall be paid equally by Corillian and Client.

18.      Severability

                  If any of the terms, conditions, or provisions of this Agreement shall be held invalid, illegal, or unenforceable, then, notwithstanding, this Agreement shall remain in full force and effect and the legality, validity, and enforceability of the remaining terms, conditions, or provisions shall not be affected.

19.      Successors and Assigns

                  This Agreement shall inure to the benefit of, and shall be binding upon, the permitted successors and assigns of the parties.

20.      Headings

                  The headings of the sections and paragraphs of this Agreement are solely for convenience of reference and are not part of and are not intended to define, govern, limit, or aid in the construction of this Agreement.

21.      Waiver

                  No failure or delay on the part of any party in exercising any right, power, or remedy under this Agreement may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other further exercise of any right, power or remedy.

22.      Implementation

                  Each of the parties shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

23.      Attorneys' Fees

                  In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in arbitrating, litigating, or otherwise settling or resolving such dispute.

24.      Governing Law

                  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Oregon and the exclusive venue for the resolution of any dispute arising with respect to this Agreement shall be the state or federal courts in Oregon. This Agreement shall be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Oregon without reference to its choice of law rules, except to the extent the same are preempted by the laws of the United States of America.

25.      Entire Agreement

                  This Agreement constitutes the entire agreement of the parties on the subject matter of this Agreement and no amendment, modification, or addition hereto shall have effect or be binding unless in writing and executed by all of the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

               UNDERSTOOD AND ACCEPTED:

               CLIENT:                                    CORILLIAN:

 PARKERS' EDGE                                CORILLIAN CORPORATION

 DATE:                                        DATE:
      --------------------------------             ----------------------------
 BY:                                          BY:
    ----------------------------------            -----------------------------
     Janet Parker, Managing Director                  Kirk Wright, President

                  ESCROW AGENT:

 DATASAFE, INC.

 DATE:
      --------------------------------

 BY:
    ----------------------------------

                                    EXHIBIT 5

                        VOYAGER PRODUCTS PRICING SCHEDULE




---------------------


VOYAGER QUOTE CALCULATOR

                                                                         PER ACCT           OUTRIGHT
                                                    --------------------------------------------------------
                                      ON-LINE ACCTS       100,000          [*]                [*]
                                                    -------------------
 VOYAGER (INC FIRST 15,000 ACCTS AND CONTROL CENTER)        1              [*]                [*]
                                                    -------------------
                  BACKUP SERVERS (SEPARATE LOCATION)        1              [*]                [*]
                                                    -------------------
                                     RETAIL BANKING         1              [*]                [*]
                                                    -------------------
                                     OFX PUBLISHING         1              [*]                [*]
                                                    -------------------
                                   BUSINESS BANKING         1              [*]                [*]
                                                    -------------------
                                   RETAIL MARKETING         1              [*]                [*]
                                                    -------------------
                                               EBPP         1              [*]                [*]
------------------------------------------------------------------------------------------------------------
                                OUTRIGHT SALE TOTAL                        [*]                [*]
                                OR 2 YEAR LEASE (PM)                       [*]                [*]
                                OR 3 YEAR LEASE (PM)                       [*]                [*]
                                OR 5 YEAR LEASE (PM)                       [*]                [*]
                               MAINTENANCE @ [*] PA                        [*]                [*]
                                                    -------------------
                                   HOSTING @ [*] PA         1              [*]                [*]
                                                    -------------------
                               IMPLEMENTATION @ [*]                        [*]                [*]
============================================================================================================
                              GRAND TOTAL (YEAR ONE)                       [*]                [*]
                                                                       -------------------------------------

                                                    -------------------------------------------------------------------------------
                                                                                           PRICE BANDS
                                                         15,001- 25,001-    50,001-  100,001-   200,001-    500,001-    1,000,001-
                                                         25,000  50,000    100,000   200,000    500,000    1,000,000    5,000,000
                                                    ------------------------------------------------------------------------------
                                      ON-LINE ACCTS       [*]     [*]        [*]       [*]        [*]        [*]            [*]

 VOYAGER (INC FIRST 15,000 ACCTS AND CONTROL CENTER)      [*]

                  BACKUP SERVERS (SEPARATE LOCATION)      [*]

                                     RETAIL BANKING       [*]

                                     OFX PUBLISHING       [*]

                                   BUSINESS BANKING       [*]

                                   RETAIL MARKETING       [*]

                                               EBPP       [*]
----------------------------------------------------
                                OUTRIGHT SALE TOTAL      ACCTS    REVENUE
                                OR 2 YEAR LEASE (PM)      [*]       [*]
                                OR 3 YEAR LEASE (PM)      [*]       [*]
                                OR 5 YEAR LEASE (PM)      [*]       [*]
                               MAINTENANCE @ [*] PA       [*]       [*]

                                   HOSTING @ [*] PA

                               IMPLEMENTATION @ [*]       [*]       [*]
====================================================
                               GRAND TOTAL (YEAR ONE)     [*]       [*]
                                                          [*]       [*]

* Portion has been omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

ONESOURCE QUOTE CALCULATOR



                                          REGISTERED USERS    PER ACCT           FEE (PM)        TOTAL REVENUE
                                         -----------------------------------------------------------------------
                             2 YEAR TERM       [*]               [*]                [*]               [*]
          OR 3 YEAR TERM (@ [*] DISCOUNT)                        [*]                [*]               [*]
          OR 5 YEAR TERM (@ [*] DISCOUNT)                        [*]                [*]               [*]
----------------------------------------------------------------------------------------------------------------
   SETUP (ONE-TIME, [*] OF YEAR ONE FEES)                        [*]                [*]
=========================================                   ------------------------------


                                                                                      PRICE BANDS
                                                    25,001-   50,001-    100,001-  200,001-  500,001-   1,000,001-
                                         1-25,000   50,000    100,000    200,000   500,000   1,000,000  5,000,000
                                         ------------------------------------------------------------------------
                             2 YEAR TERM   [*]        [*]        [*]       [*]       [*]        [*]      [*]
          OR 3 YEAR TERM (@ [*] DISCOUNT)
          OR 5 YEAR TERM (@ [*] DISCOUNT)
-----------------------------------------
   SETUP (ONE-TIME, [*] OF YEAR ONE FEES)
=========================================




Notes
1.  Minimum setup fee = [*]
2. Use Voyager calculator if that software is required

*Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Comission.

ONESOURCE QUOTE CALCULATOR

               PLEASE INSERT VARIABLE IN YELLOW CELL ONLY

                                                           REGISTERED USERS  PER ACCT     FEE (PM)   TOTAL REVENUE
                                                          -----------------------------------------------------------
                                              2 YEAR TERM      [*]             [*]          [*]             [*]
                                                          -------------------
                          OR 3 YEAR TERM (@ [*]% DISCOUNT)                     [*]          [*]             [*]
                          OR 5 YEAR TERM (@ [*]% DISCOUNT)                     [*]          [*]             [*]
-----------------------------------------------------------------------------------------------------------------------
                    SETUP (ONE-TIME, [*] OF YEAR ONE FEES)                     [*]          [*]
==========================================================                   ----------------------
                                                          -----------------------------------------------------------------------
                                                                                            PRICE BANDS
                                                                      25,001-  50,001-   100,001-  200,001-  500,001-   1,000,001-
                                                            1-25,000  50,000   100,000   200,000   500,000   1,000,000  5,000,000
                                                          -----------------------------------------------------------------------
                                             2 YEAR TERM       [*]    [*]        [*]        [*]       [*]       [*]        [*]
                                                            ---------------------------------------------------------------------
                          OR 3 YEAR TERM (@ [*]% DISCOUNT)
                          OR 5 YEAR TERM (@ [*]% DISCOUNT)
----------------------------------------------------------
                    SETUP (ONE-TIME, [*] OF YEAR ONE FEES)
==========================================================


Notes
1.  Minimum setup fee = [*]
2. Use Voyager calculator if that software is required

*Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Comission.